Exhibit 32.2

Statement of Chief Financial Officer

Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Henry P. Herms, the Vice President - Finance and Chief Financial Officer of ITUS Corporation, hereby certifies that:

  The Company's Form 10-Q Quarterly Report for the period ended July 31, 2014 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Henry P. Herms
Henry P. Herms
Vice President - Finance and Chief Financial Officer
September 15, 2014	(Principal Financial and Accounting Officer)